Subsidiary	Jurisdiction of incorporation	Name under which the subsidiary does business
Central Vuelta de Obligado S.A.	City of Buenos Aires	Central Vuelta de Obligado

Proener S.A.U.	City of Buenos Aires	Proener

CP Achiras S.A.U.	City of Buenos Aires	CP Achiras

Puerto Energía S.A.U.	City of Buenos Aires	Puerto Energía

CP La Castellana S.A.U.	City of Buenos Aires	CP La Castellana

Vientos La Genoveva S.A.U.	City of Buenos Aires	Vientos La Genoveva

Puerto Energías Renovables S.A.U (formerly known as Vientos La Genoveva II S.A.)	City of Buenos Aires	Vientos La Genoveva II

PS Cafayate S.R.L.	City of Cafayate	Forestal Argentina

Loma Alta Forestal S.A.	City of Corrientes	Loma Alta Forestal

Central Costanera S.A.	City of Buenos Aires	Central Costanera

CP Cordillera Solar S.A.	City of Mendoza	CP Cordillera Solar

CP Servicios Renovables S.A.U.	City of Mendoza	CP Servicios Renovables

Forestal Argentina S.A.	City of Corrientes	Forestal Argentina

Piedra del Águila Hidroeléctrica Argentina S.A.	City of Neuquén	Piedra del Águila Hidroeléctrica Argentina